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                                                                    Exhibit 10.6


                               LEGACY RESERVES LP
                            LONG-TERM INCENTIVE PLAN

                            GRANT OF RESTRICTED UNITS

Grantee
        ------------------------------------

Grant Date                                  , 200__
           ---------------------------------

1. GRANT OF RESTRICTED UNITS. Legacy Reserves LP (the "Partnership") hereby grants to you _____________ Restricted Units under the Legacy Reserves LP Long-Term Incentive Plan (the "Plan") on the terms and conditions set forth herein and in the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Plan, unless the context requires otherwise.

2. REGULAR VESTING. Except as otherwise provided in Section 3 below, the Restricted Units granted hereunder shall vest (in installments if applicable) in accordance with the following schedule:

                                                          CUMULATIVE VESTED
    VESTING DATE               VESTED INCREMENT               PERCENTAGE
----------------------     ------------------------     ------------------------

----------------------     ------------------------     ------------------------

----------------------     ------------------------     ------------------------

----------------------     ------------------------     ------------------------

You are entitled to receive all cash distributions made with respect to Restricted Units registered in your name and are entitled to vote such Restricted Units, unless and until the Restricted Units are forfeited. Such cash distribution shall be made without interest no later than on the first day of the month next following the month in which cash distributions are made to Unitholders.


The number of Restricted Units that vest as of each date described above will be rounded down to the nearest whole Restricted Unit, with any remaining Restricted Units to vest with the final installment. Your employment with the Partnership, the Company or any of their Affiliates, as the case may be (the "Employer") must be continuous from the date of the grant through the applicable vesting date in order for the Award to become vested with respect to additional Units on such date.

3.   EVENTS OCCURRING PRIOR TO REGULAR VESTING.

     (A) DEATH OR DISABILITY. If your employment with the Employer terminates as a result of your death or a disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended and in effect from time to time (the "Code")), the Restricted Units then held by you automatically will become fully vested upon such termination.



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     (B)  TERMINATION BY THE PARTNERSHIP OTHER THAN FOR CAUSE. If your employment is terminated by the Partnership for any reason other than "Cause," as determined by the Partnership, the Restricted Units then held by you automatically will become fully vested upon such termination.

     (C) OTHER TERMINATIONS. Except as provided in Section 3 hereof, if you terminate from the Partnership for any reason other than as provided in Sections 3(a) and (b) above, all unvested Restricted Units then held by you automatically shall be forfeited without payment upon such termination.

     (D) CHANGE OF CONTROL. All outstanding Restricted Units held by you automatically shall become fully vested upon a Change of Control.

For purposes of this Section 3, "employment with the Partnership" shall include being an employee of or a director or consultant to the Partnership or an Affiliate.

For purposes of this Section 3, "Cause" is defined as:

(1) an act by the Grantee of willful misrepresentation, fraud or willful dishonesty intended to result in substantial personal enrichment at the expense of the Partnership or an Affiliate;

(2) the Grantee's willful misconduct with regard to the Partnership or an Affiliate that is intended to have a material adverse impact on the Partnership or an Affiliate;

(3) the Grantee's material, willful and knowing violation of Partnership or Affiliate guidelines or policies or the Grantee's fiduciary duties which has or is intended to have a material adverse impact on the Partnership or an Affiliate;

(4) the Grantee's willful or reckless behavior in the performance of his or her duties which has a material adverse impact on the Partnership or an Affiliate;

(5) the Grantee's willful failure to perform his or her duties or to follow a written direction of the Chairman or the board of directors of the Partnership;

(6) the Grantee's conviction of, or pleading nolo contendere or guilty to, a felony; or

(7) any other willful material breach by the Grantee of his or her obligations to the Partnership or an Affiliate that, if curable, is not cured within 20 days of receipt of written notice from the Partnership or an Affiliate.

4. UNIT CERTIFICATES. A certificate evidencing the Restricted Units may be issued in your name, pursuant to which you shall have all voting rights. The certificate shall bear the following legend:

                  The Units evidenced by this certificate have been issued pursuant to an agreement made as of ________, 200__, a copy of which is attached hereto and incorporated herein, between Legacy Reserves LP (the "Partnership") and the registered holder of the Units, and are subject to forfeiture



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         to the Partnership under certain circumstances described in such agreement. The sale, assignment, pledge or other transfer of the Units evidenced by this certificate is prohibited under the terms and conditions of such agreement, and such Units may not be sold, assigned, pledged or otherwise transferred except as provided in such agreement.

The Partnership may cause the certificate to be delivered upon issuance to the Secretary of the Company as a depository for safekeeping until the forfeiture occurs or the restrictions lapse pursuant to the terms of this Agreement. Upon request of the Partnership, you shall deliver to the Partnership a unit power, endorsed in blank, relating to the Restricted Units then subject to the restrictions. Upon the lapse of the restrictions without forfeiture, the Partnership shall cause a certificate or certificates to be issued without legend in your name in exchange for the certificate evidencing the Restricted Units.

5. LIMITATIONS UPON TRANSFER. All rights under this Agreement shall belong to you alone and may not be transferred, assigned, pledged, or hypothecated by you in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution and shall not be subject to execution, attachment, or similar process. Upon any attempt by you to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.

6. RESTRICTIONS. By accepting this grant, you agree that any Units which you may acquire upon vesting of this award will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. You also agree that (i) the certificates representing the Units acquired under this award may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the Units acquired under this award on the transfer records of the Partnership if such proposed transfer would in the opinion of counsel satisfactory to the Partnership constitute a violation of any applicable securities law, and (iii) the Partnership may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Units to be acquired under this award.

7. WITHHOLDING OF TAX. To the extent that the grant or vesting of a Restricted Unit results in the receipt of compensation by you with respect to which the Partnership or an Affiliate has a tax withholding obligation pursuant to applicable law, unless other arrangements have been made by you that are acceptable to the Partnership or such Affiliate, you shall deliver to the Partnership or the Affiliate such amount of money as the Partnership or the Affiliate may require to meet its withholding obligations under such applicable law. No issuance of an unrestricted Unit shall be made pursuant to this Agreement until you have paid or made arrangements approved by the Partnership or the Affiliate to satisfy in full the applicable tax withholding requirements of the Partnership or Affiliate with respect to such event.



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8.   CODE SECTION 83(b) ELECTION. You shall be permitted to make an election under Section 83(b) of the Code, to include an amount in income in respect of the Award of Restricted Units in accordance with the requirements of
     Section 83(b) of the Code.

9. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Partnership and upon any person lawfully claiming under you.

10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Units granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both you and an authorized officer of the Company.

11. GOVERNING LAW. This grant shall be governed by, and construed in accordance with, the laws of the State of [TEXAS], without regard to conflicts of laws principles thereof.


LEGACY RESERVES LP                                        GRANTEE

By:  Legacy Reserves GP, LLC, its General Partner
     By:                                                  By:
          ------------------------------                         ------------------------------------

     Name:                                                Name:
            ----------------------------                         ------------------------------------

     Title:                                               Title:
             ---------------------------                         ------------------------------------

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